Exhibit 99.1
The Panda Project

FOR IMMEDIATE RELEASE
---------------------

Company Contact:
Jeff Mehler, Investor Relations
561-994-2300

          THE PANDA PROJECT MOVES TO OTC BULLETIN BOARD

BOCA RATON, FL - December 17, 1998 - The Panda Project, Inc. ("PNDA") today announced that it has been delisted from Nasdaq effective December 16, 1998. The Company received notice from Nasdaq of the decision by its Qualifications Panel to delist Panda's stock from The Nasdaq National Market because the Panel believed that the Company would not be able to sustain compliance with the Net Tangible Asset requirement of $4 million, and the Company was currently not in compliance with the minimum bid price of $1.00 per share. The Company is eligible to trade on the OTC-Bulletin Board under the symbol: PNDA.



        Visit The Panda Project on the World Wide Web at
                    www.pandaproject.com


















   951 Broken Sound Parkway N.W., Boca Raton, FL  33487-3531
         Tel No: 561-994-2300  Fax No: 561-994-2436